UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 2, 2008
NeuStar, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction Of incorporation)	001-32548 (Commission File Number)	52-2141938 (IRS Employer Identification No.)

46000 Center Oak Plaza Sterling, Virginia (Address of principal executive offices)	20166 (Zip Code)
(571) 434-5400
(Registrant’s telephone number, including area code.)
N/A
(Former name and former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On May 7, 2008, NeuStar, Inc. (the “Company”) announced its financial results for the first quarter of 2008. A copy of the press release containing the announcement is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference. The foregoing information is provided pursuant to Item 2.02, “Results of Operations and Financial Condition,” of Form 8-K. The Company does not intend for the information contained in this Item 2.02 to be considered filed under the Securities Exchange Act of 1934 or incorporated by reference into future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) On May 5, 2008, Mark Foster stepped down as Senior Vice President and Chief Technology Officer of the Company, effective May 7, 2008. Mr. Foster will continue to provide consulting services to the Company pursuant to a Letter Agreement, dated May 5, 2008 (the “Letter Agreement”), and Senior Advisor Services Agreement, dated May 5, 2008 (the “Services Agreement”), between the Company and Mr. Foster.
     (e) Under the Letter Agreement and the Services Agreement, Mr. Foster will serve as a senior advisor to the Company, reporting to the Chairman and Chief Executive Officer, beginning on May 7, 2008. Mr. Foster will work a minimum of 180 hours per quarter at rate of $300 per hour, plus reasonable expenses. In addition, the Company will reimburse a portion of the premiums (up to $11,000 per year) for up to 18 months of continuation coverage for Mr. Foster and his dependents under the Company’s group health insurance plans. The Company or Mr. Foster may terminate the consulting arrangement at any time upon 30 days’ written notice. In addition, the Company may terminate the arrangement upon 10 days’ notice if the Company determines that Mr. Foster’s other professional activities will interfere with his ability to provide services to the Company.
     In connection with Mr. Foster’s resignation, the Employment Continuation Agreement, dated April 8, 2004, between the Company and Mr. Foster has been terminated. In addition, Mr. Foster will no longer be eligible to participate in the Company’s 2007 Key Employee Severance Pay Plan. Mr. Foster’s change in status will not constitute a termination of service under the Company’s stock incentive plans, and his outstanding equity awards will continue to vest, be exercisable or be forfeited in accordance with the applicable plan and award agreement.
     Finally, Mr. Foster entered into an Agreement Respecting Noncompetition and Nonsolicitation with the Company on May 5, 2008. The Agreement Respecting Noncompetition and Nonsolicitation provides that Mr. Foster will not compete with the Company for at least 18 months following his resignation of employment (or 12 months following the termination of his consultancy, if longer) and will not solicit Company employees or customers for 18 months following the termination of his consultancy.
     Separately, in return for continued employment and eligibility to receive equity awards in 2009, Jeffrey Ganek, Chairman and Chief Executive Officer of the Company, entered into the Company’s form Agreement Respecting Noncompetition, Nonsolicitation and Confidentiality on May 2, 2008. The Agreement provides that Mr. Ganek will not compete with the Company or solicit Company employees or customers for at least 18 months following any termination of his employment with the Company.
Item 9.01. Financial Statements and Exhibits
The following is attached as an exhibit to this Current Report on Form 8-K:

Exhibit
Number	Description

99.1	Press Release of NeuStar, Inc., dated May 7, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2008	NEUSTAR, INC.
	By:	/s/ Jeffrey E. Ganek
		Name:	Jeffrey E. Ganek
		Title:	Chairman of the Board of Directors and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release of NeuStar, Inc., dated May 7, 2008.